Exhibit 99.poa

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Michele Teichner and Maya Gittens and each of them, with full power to act, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement for TD Asset Management USA Funds Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state securities commissions, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing, and ratifying and confirming all that said attorney-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: September 23, 2014	/s/_ Peter B.M. Eby
Peter B.M. Eby

Date: September 23, 2014	/s/Donald J. Herrema
Donald J. Herrema

Date: September 23, 2014	/s/ Robert P. Herrmann
Robert P. Herrmann

Date: September 23, 2014	/s/ James E. Kelly
James E. Kelly

Date: September 23, 2014	/s/ Barbara F. Palk
Barbara F. Palk

Date: September 23, 2014	/s/ Lawrence J. Toal
Lawrence J. Toal

Date: September 23, 2014	/s/ Christopher L. Wilson
Christopher L. Wilson